Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 13, 2007	SKYLINE VENTURE PARTNERS II, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT II, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2007	SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND II, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT II, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2007	SKYLINE VENTURE MANAGEMENT II, LLC

	By:	/s/ John G. Freund
John G. Freund
Managing Member

February 13, 2007	SKYLINE EXPANSION FUND, L.P.

	BY:	SKYLINE EXPANSION FUND MANAGEMENT, LLC
	ITS:	GENERAL PARTNER

		BY:	SKYLINE VENTURE MANAGEMENT III, LLC
		ITS:	MANAGING MEMBER

		By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2007	SKYLINE EXPANSION FUND MANAGEMENT, LLC

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	MANAGING MEMBER

		By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2007	SKYLINE VENTURE PARTNERS III, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2007	SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND III, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT III, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ John G. Freund
John G. Freund
Managing Director

February 13, 2007	SKYLINE VENTURE MANAGEMENT III, LLC

	By:	/s/ John G. Freund
John G. Freund
Managing Member

February 13, 2007	By:	/s/ John G. Freund
John G. Freund

February 13, 2007	By:	/s/ Yasunori Kaneko
Yasunori Kaneko